UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2007

FIRST CHARTER CORPORATION
(Exact name of registrant as specified in its charter)

North Carolina	0-15829	56-1355866

(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

10200 David Taylor Drive, Charlotte, North Carolina 28262-2373
 (Address, including zip code, of principal executive offices)

(704) 688-4300
 (Registrant's telephone number, including area code)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

/  /   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/  /   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/  /   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/  /   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

Item 8.01.   Other Events.

            On March 16, 2007, First Charter Corporation (the "Corporation") issued a press release announcing that it will not file its Annual Report on Form 10-K (the "Form 10-K") for the fiscal year ended December 31, 2006 on a timely basis. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

            The Corporation previously filed a Form 12b-25 (the "Form 12b-25") on March 2, 2007, stating that it was unable to file the Form 10-K by the prescribed due date.  The Form 12b-25 stated a number of reasons for the delay. The Corporation noted that there was a delay in management completing its annual assessment of internal controls over financial reporting and that management had identified certain material weaknesses in those internal controls. The work relating to the internal control assessment is continuing. In addition, it was noted that the Audit Committee of the Board of Directors was conducting an inquiry regarding certain accounting policies and estimates, primarily but not exclusively related to the Corporation's acquisition of GBC Bancorp, Inc., compensation matters, and related controls and procedures. The Audit Committee has now completed its inquiry. None of the findings in the inquiry were financially material, and the Corporation is not contemplating any restatement of its historical financial statements.  The Corporation is in the process of developing specific plans to address the findings and recommendations from the Audit Committee and to implement additional appropriate controls and procedures.  The events mentioned above have contributed to continued delays in completing the preparation of the Corporation's financial statements for the year ended December 31, 2006 and delays in the review and audit of those financial statements by the Corporation's outside auditors. The Corporation expects to file the Form 10-K within the next few weeks.

                 In the Form 12b-25, the Corporation also stated that it anticipated that the previously reported net income for fiscal 2006 (which was reported on a Form 8-K dated February 5, 2007) will be adjusted to correct certain 2006 matters. Management currently believes that this adjustment will reduce previously reported net income for fiscal 2006 by approximately $800,000 from $48.2 million to $47.4 million. The adjustment to reported net income is due to the implementation of SAB 108 ("Guidance on the Consideration of the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements") and the correction of certain 2006 matters as well as an addition to the fourth quarter 2006 loan loss provision due to additional loan loss modeling risk resulting from several factors including the recent GBC Bancorp acquisition. This adjustment remains subject to the Corporation's completion of its year-end procedures related to its financial statements for the fiscal year ended December 31, 2006 and the completion of the audit of these financial statements by the Corporation's outside auditors.

            Because the Corporation will not timely file its Form 10-K, it will not be in compliance with NASDAQ Marketplace Rule 4310 (c) (14). The Corporation has notified NASDAQ of this noncompliance and expects to receive a notification from NASDAQ that it is not in compliance with the filing requirements for continued listing.  Following receipt of such a notification, the Corporation will request a hearing before a NASDAQ Listing Qualifications Panel and intends to promptly take all necessary actions to regain compliance with the NASDAQ requirements by filing its Form 10-K as soon as reasonably practicable.  If the Form 10-K is filed within the time frame described above, the Corporation believes that the noncompliance would be remedied prior to any NASDAQ hearing date.

            Note: This Form 8-K contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, including statements regarding the Corporation's  intention to file its Form 10-K within the next few weeks, the completion of matters necessary to permit filing by such time, the continued listing of the Corporation's Common Stock on the NASDAQ Global Select Market, and the expected change to reported net income.  There can be no assurances that these forward-looking statements will be achieved, and actual results could differ materially from those suggested by such forward-looking statements. Important factors that could cause actual results to differ materially include: whether the Corporation can complete its financial statements within the next few weeks, in light of material weaknesses in its internal controls;  whether all or any of these matters affect the ability of the Corporation's outside auditors to complete their audit and any related procedures required with respect to the Form 10-K; the impact, if any, of the results and findings on the financial statements of the Corporation; the Corporation's inability to timely file reports with the Securities and Exchange Commission and any resulting impact on its ability to meet NASDAQ listing requirements; the outcome of any hearing before the NASDAQ Listing Qualifications Panel or the ability to regain compliance prior to such hearing;  and risks of litigation and governmental or other regulatory inquiry or proceedings arising out of or related to any of the matters described above. Therefore, any forward-looking statements in this Form 8-K should be considered in light of various important factors, including the risks and uncertainties listed above, as well as others. The Corporation makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

            99.1. News Release disseminated on March 16, 2007 by First Charter Corporation

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CHARTER CORPORATION
By:	/s/ CHARLES A. CASWELL
Charles A. Caswell
Executive Vice President and Chief Financial Officer

Dated: March 16, 2007

Exhibit Index

Exhibit No.                   Description

99.1.                            News Release disseminated on March 16, 2007 by First Charter Corporation